UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the

Securities Exchange Act of 1934

August 7, 2012

Date of Report (Date of earliest event reported)

LOCAL.COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive Irvine, California 92618

(Address of principal executive offices)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 7, 2012, the Registrant held its 2012 Annual Meeting of Stockholders. The following matters were submitted to a vote of stockholders:

•	the election of one director as a Class II member of the Registrant’s Board of Directors, for a three-year term expiring in 2015;

•	the ratification of the appointment of BDO USA, LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

•	the approval of the amendment of the Registrant’s 2011 Omnibus Incentive Plan; and

•	the advisory vote on executive compensation disclosed in the Registrant’s proxy statement.

As of the record date of June 11, 2012, there were 22,087,646 shares of Common Stock outstanding and entitled to vote at the meeting. The holders of 11,879,466 shares of Common Stock were represented in person or by proxy at the meeting, constituting a quorum.

At the annual meeting, the director nominated was re-elected and the proposals for the independent registered public accounting firm, the Omnibus Incentive Plan and executive compensation submitted to stockholders were approved. The vote with respect to the election of the director was as follows:

Director	For	Withheld	Broker Non-Votes
John E. Rehfeld	2,450,285	364,021	9,065,160

The vote with respect to the ratification of the appointment of BDO USA, LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was as follows:

For	Against	Abstain	Broker Non-Votes
11,662,624	164,508	32,334	0

The vote with respect to the amendment of the 2011 Omnibus Incentive Plan was as follows:

For	Against	Abstain	Broker Non-Votes
1,732,144	1,057,057	25,105	9,065,160

The vote with respect to the advisory vote on executive compensation was as follows:

For	Against	Abstain	Broker Non-Votes
2,411,021	362,364	40,921	9,065,160

On August 7, 2012, the Registrant issued a press release announcing the results of its 2012 Annual Meeting of Stockholders. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1 Press Release of Local.com Corporation dated August 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION

Date: August 7, 2012	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Local.com Corporation dated August 7, 2012.